Exhibit 99.1

Appendix 4C

Quarter Ended 30 September 2017

San Diego, California and Sydney, Australia (Tuesday, 31 October, 2017, AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”), a leader in bioresorbable polymer technologies for vascular medical applications, is providing the attached Appendix 4C Quarterly Report for the quarter ended 30 September 2017. The Appendix 4C is unaudited.

Third Quarter 2017 Highlights

During the third quarter of 2017, the Company initiated commercial sales of the Fantom® bioresorbable scaffold (“BRS”). Product shipments included a combination of new customer orders and reorders from existing customers.

Highlights from the quarter include:

•

Commercial Sales Leader - Carmelo Mastrandrea joined REVA as the Vice President, Europe. Mr. Mastrandrea has been working to build out the commercial team and we are pleased that our first two sales managers will start on November 1, 2017.  We are in active discussions with three additional candidates that we anticipate will join REVA in the first quarter of 2018. The commercial team will focus on building product utilization and opening new accounts in Germany, Switzerland, Austria, Belgium, Netherlands, Luxembourg and Denmark, which are the initial countries identified as part of REVA’s targeted launch. The Company plans to broaden its commercial team as it expands sales in Europe.

•

Commercial Sales – The Company’s commercial launch continues as planned with sales in Germany and recent expansion into Switzerland. The first implant of Fantom in Switzerland was conducted at Kantonsspital Baselland in Liestal, Switzerland by Dr. Gregor Leibundgut.

•

Clinical Data - The Company is scheduled to release new data on the Fantom BRS, the only bioresorbable scaffold made from Tyrocore™, REVA’s proprietary tyrosine-derived polymer designed specifically for vascular scaffold applications. 24-month data on a subset of patients from the FANTOM II clinical trial will be presented by trial investigator, Dr. Ricardo A. Costa, from Institute Dante Pazzanese of Cardiology in Sao Paulo, Brazil, and Dr. James B. Hermiller Jr., from the Heart Center of Indiana in Indianapolis, Indiana at the Transcatheter Cardiovascular Therapeutics Conference on 31 October 2017.

Appendix 4C

As of 30 September 2017, the Company’s cash balance was US $22.6 million. The current quarter-end cash balance is a decrease of US $6.5 million from the 30 June 2017 balance of US $29.1 million primarily reflecting US $4.9 million in disbursements related to normal operating activities, purchases of US $1.5 million in investment securities and US $0.2 million of capital equipment, offset slightly by US $0.1 million in cash receipts from option exercises and US $41,000 in receipts from customers.  As of 30 September 2017, the Company also had $1.5 million in investment securities.

The Company currently plans to file its Form 10-Q Quarterly Report with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before the due date of 9 November 2017. The

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111     •     +1 (858) 966-3000     •     +1 (858) 966-3099 (FAX)     •     www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000     •     +61 2 9237 2800     •     ARBN 146 505 777

Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended 30 September 2017.

About Fantom

Fantom is a sirolimus-eluting bioresorbable scaffold (BRS) developed as an alternative to metallic stents for the treatment of coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, and then disappear (or “resorb”) from the body over a period of time. This resorption is intended to allow the return of natural movement and function of the artery. Fantom is the only bioresorbable scaffold made from Tyrocore™, REVA’s proprietary tyrosine-derived polymer designed specifically for vascular scaffold applications. Tyrocore is inherently radiopaque, making Fantom the first and only BRS that is visible under fluoroscopy. Fantom is designed with thin struts while maintaining strength and with distinct ease-of-use features such as expansion with one continuous inflation.

About REVA Medical

REVA Medical is a medical device company focused on the development and commercialization of bioresorbable polymer technologies for vascular applications. The Company’s lead product, the Fantom bioresorbable scaffold, received European CE Mark on April 3, 2017 for the treatment of coronary artery disease. REVA is located in San Diego, California, USA and employs over 50 people in the U.S. and Europe.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions, and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating plans or performance and events or developments that may occur in the future, are forward-looking statements, such as those statements regarding the projections and timing surrounding commercial operations and sales, clinical trials, pipeline product development, and future financings. No undue reliance should be placed on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on February 28, 2017, and as updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Brandi Roberts	Kim Jacobs	Rebecca Wilson
Chief Financial Officer	+61 438 217 279	+61 3 9866 4722
+1 858-966-3003	Andrew Cohen
Cheryl Liberatore	+61 408 333 452
Director, Communications
+1 858-966-3045
ir@teamreva.com

[Appendix to Follow]

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111     •     +1 (858) 966-3000     •     +1 (858) 966-3099 (FAX)     •     www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000     •     +61 2 9237 2800     •     ARBN 146 505 777

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
REVA Medical, Inc.
ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	30 September 2017

Consolidated statement of cash flows		Current quarter (Q3) $’000 USD	Year to date (9 months) $’000 USD
1.	Cash flows from operating activities	41	41
1.1	Receipts from customers
1.2	Payments for	(1,598)	(4,699)
	(a)research and development
	(b)product manufacturing and operating costs	(262)	(777)
	(c)advertising and marketing	(92)	(92)
	(d)leased assets	0	0
	(e)staff costs	(2,487)	(7,157)
	(f)administration and corporate costs	(544)	(2,190)
1.3	Dividends received (see note 3)	0	0
1.4	Interest received	31	33
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Government grants and tax incentives	0	0
1.8	Other (provide details if material)	0	0
1.9	Net cash from / (used in) operating activities	(4,911)	(14,841)

2.	Cash flows from investing activities	(171)	(335)
2.1	Payments to acquire:
	(a)property, plant and equipment
	(b)businesses (see item 10)	0	0
	(c)investments	0	0
	(d)intellectual property	0	0
	(e)other non-current assets	0	0

+ See chapter 19 for defined terms

1 September 2016Page 1

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter (Q3) $’000 USD	Year to date (9 months) $’000 USD
2.2	Proceeds from disposal of:	0	0
	(a)property, plant and equipment
	(b)businesses (see item 10)	0	0
	(c)investments	(1,470)	(1,470)
	(d)intellectual property	0	0
	(e)other non-current assets	0	0
2.3	Cash flows from loans to other entities	0	0
2.4	Dividends received (see note 3)	0	0
2.5	Other (provide details if material)	0	0
2.6	Net cash from / (used in) investing activities	(1,641)	(1,805)

3.	Cash flows from financing activities	0	0
3.1	Proceeds from issues of shares
3.2	Proceeds from issue of convertible notes	0	47,100
3.3	Proceeds from exercise of share options	93	93
3.4	Transaction costs related to issues of shares, convertible notes or options	(75)	(2,115)
3.5	Proceeds from borrowings	0	0
3.6	Repayment of borrowings	0	0
3.7	Transaction costs related to loans and borrowings	0	0
3.8	Dividends paid	0	0
3.9	Other (repurchase of common stock)	0	(12,493)
3.10	Net cash from / (used in) financing activities	18	32,585

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	29,147	6,674
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(4,911)	(14,841)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	(1,641)	(1,805)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	18	32,585
4.5	Effect of movement in exchange rates on cash held	0	0
4.6	Cash and cash equivalents at end of quarter	22,613	22,613

+ See chapter 19 for defined terms

1 September 2016Page 1

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter (Q3) $’000 USD	Previous quarter (Q2) $’000 USD
5.1	Bank balances	741	45
5.2	Call deposits	21,872	29,132
5.3	Bank overdrafts	0	0
5.4	Other (provide details)	0	0
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	22,613	29,147

6.	Payments to directors of the entity and their associates	Current quarter (Q3) $'000 USD
6.1	Aggregate amount of payments to these parties included in item 1.2	79
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	0
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Australian Director fees (2 non-executive directors) 13 U.S. Director fees (5 non-executive directors) 66

7.	Payments to related entities of the entity and their associates	Current quarter $'000 USD
7.1	Aggregate amount of payments to these parties included in item 1.2	0
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	0
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $’000 USD	Amount drawn at quarter end $’000 USD
8.1	Loan facilities	0	0
8.2	Credit standby arrangements	0	0
8.3	Other (please specify)	0	0
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

+ See chapter 19 for defined terms

1 September 2016Page 2

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

9.	Estimated cash outflows for next quarter	$’000 USD
9.1	Research and development	1,050
9.2	Product manufacturing and operating costs	300
9.3	Advertising and marketing	50
9.4	Leased assets	0
9.5	Staff costs	2,100
9.6	Administration and corporate costs	700
9.7	Other (costs of financing transaction)	0
9.7	Other (capital equipment)	100
9.8	Total estimated cash outflows	4,300

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N/A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:	/s/ Brandi L. RobertsDate: 31 October 2017

(Director/Company secretary)

Print name:  Brandi L. Roberts

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

+ See chapter 19 for defined terms

1 September 2016Page 3